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                                       EXHIBIT 1
        Directors and Executive Officers of TOA Medical Electronics Co., Ltd.

                The name and principal occupation of each director and executive officer of TOA Medical Electronics Co., Ltd. ("TOA") is listed below. The business address of each is TOA Medical Electronics Co., Ltd., 7-2-1 Minatojima-nakamachi, Chuo-ku, Kobe, 650 Japan

    NAME                POSITION WITH TOA             PRINCIPAL OCCUPATION
    ----                -----------------             IF OTHER THAN WITH TOA
                                                      ----------------------


Reizo Hashimoto              Chairman

Hisashi Ietsugu         President (and Chief
                        Executive)

Yugo Ohta                 Senior Managing Director

Tokuhiro Okada            Managing Director

Kenichi Yukimoto          Managing Director

Toshio Miyoshi            Director (Executive Vice
                          President)

Mitsuo Waka               Director (Executive Vice
                          President)

Kunio Nakajima            Director (Executive Vice
                          President)

Eiichi Heki               Director (Executive Vice      Chairman of Sysmex
                          President)                    Corporation of
                                                        America, (subsidiary
                                                        and U.S. distributor
                                                        of TOA), Gilmer Rd.
                                                        6699 RFD, Long Grove,
                                                        IL 60047-9596

Tadashi Nakatani          Director (Executive Vice
                          President)


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